                                                                    Exhibit 99.1

(SS&C TECHNOLOGIES LOGO) PRESS RELEASE

FOR IMMEDIATE RELEASE
Contact:
 Patrick Pedonti, Chief Financial Officer (860) 298-4738
 Lese Amato, Investor Relations (860) 298-4653
 E-mail: InvestorRelations@sscinc.com

 SS&C TECHNOLOGIES REPORTS RECORD Q3 REVENUES, OPERATING INCOME, AND NET INCOME
                             - UP 57%, 63% AND 59%
                         ANNOUNCES STOCK BUYBACK PROGRAM
                            BOULANGER NAMED PRESIDENT

WINDSOR, CT - October 18, 2004 -- SS&C Technologies, Inc. (Nasdaq: SSNC) today announced results for the quarter ended September 30, 2004. Q3 revenues were $25.2 million, an increase of 57% from the $16.0 million for Q3 2003. Q3 operating income was $7.5 million, an increase of 63% over the $4.6 million in Q3 last year. Net income for the quarter was $4.8 million, a 59% increase from the $3.0 million reported in Q3 2003. Diluted earnings per share for Q3 were $0.20, 33% higher than the $0.15 diluted earnings per share for the same period in 2003.

Bill Stone, SS&C's CEO, said, "We are pleased to announce record quarterly highs. Our operating income of $7.5 million was up from a previous record high of $7.2 million reached in Q2 '04. Revenues and Net Income also reached new highs. License and outsourcing were strong organically and we had contributions from acquisitions. The growth in outsourcing revenue is encouraging, and continues to improve quarter over quarter. In Q3, outsourcing revenue was $8.6 million, up 159% over the $3.3 million in Q3 2003."

"Our business strategy of increasing our recurring revenues continues its momentum, and is now 72% of revenues," said Stone. "In Q3, recurring revenues, which includes maintenance and outsourcing revenues, were $18.1 million, an increase of 60% over the $11.3 million reported in Q3 last year. This increase can be attributed primarily to the growth of our institutional, hedge fund and financial institutions outsourcing services. Outsourcing revenues are growing both organically and through acquisitions."

STOCK BUYBACK PROGRAM

The Board authorized a Company stock buyback program. The Company can repurchase up to $50 million of its stock over the next twelve months in open market, negotiated and block transactions. "We always consider shareholder value as a key objective, and we believe our stock is an attractive investment opportunity,"
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said Stone. "The Board's authorization allows us to take advantage of market volatility and negate the effects of dilution from employee equity programs."

CASH AND MARKETABLE SECURITIES

"Total cash, cash equivalents and investments in marketable securities at quarter end were $121.3 million," said Stone. "We generated $19.4 million in net cash from operating activities in the nine-month period ended September 30, 2004. SS&C remains a conservatively managed company and the quality of our earnings is reflected in our cash generation ability. These liquid resources give us the flexibility to pursue companies meeting our acquisition criteria with confidence and speed."

Q4 GUIDANCE

"Based on the current business outlook, we expect Q4 2004 revenues to be in the range of $25 to $26 million and net income to be between $0.20 and $0.23 per diluted share," stated Stone.

BUSINESS TRENDS/COMPANY FOCUS

"Hedge funds and other alternative investments are exhibiting impressive growth globally, and are becoming attractive investments throughout the industry," said Stone. "As a result, Advisorware(R), Total Return(TM), Debt & Derivatives(TM), Antares(TM), ASP and BPO, SS&C's products and services addressing these markets, have shown attractive growth."

"We are also very excited about our new release of SKYLINE(R), our flagship property management system," said Stone. "This new release provides tremendous property management capabilities with unparalleled reporting flexibility. Our real estate sales staff is reporting very high customer enthusiasm as we make presentations around the country."

"The acquisition of OMR and OMR International has begun to yield results and we are marketing and selling our TradeThru(R) Global Treasury system and our Xacct(R) Hedge Fund Administration service, worldwide," stated Stone.

"The last 19 quarters we have reported positive results," said Stone. "We do this through patience and execution. Where other companies are dividing their capabilities, we remain true to one company focus - to deliver comprehensive solutions for transaction processing and reporting, whether to large multi-national enterprises, or to small property management firms. The focus we have today was the same yesterday and will be the same tomorrow. This focus, properly executed, drives our momentum. We expect to continue to improve our operational efficiency, provide value-added services, increase market share both domestically and globally and make acquisitions supporting this focus."

NEW PRESIDENT APPOINTED

Normand A. Boulanger, Executive Vice President and COO, today has been promoted to President and Chief Operating Officer. Boulanger will oversee all enterprise-wide activities relating to day-to-day operations and play a pivotal role leading the management team. William C. Stone will remain Chairman of the Board and Chief Executive Officer focusing primarily on strategic issues, acquisitions and international activities.

"Norm and I have worked side-by-side for several years," said Stone. "He has focus, commitment and leadership traits which will serve him well in this new role. Norm is schooled in financial services and technology and he is a driving force behind many of our growth initiatives and, frankly, he executes."

Stone continued, "Since becoming COO in 2001, Norm has contributed significantly to the success of the company. Under his guidance, our revenues have increased by 78% and our operating income has increased six-fold. His leadership in expanding our service offerings, accelerating our acquisition integration process and improving our operational efficiencies make SS&C's operating model one of the most flexible in the industry."

Boulanger began his career as an investment operations executive at Travelers. He started at SS&C ten years ago and came up through the consulting organization. In 1996 he became Vice President of Professional Services, developing a professional service organization that sustained a solid growth rate. In 1999 Mr. Boulanger took over the outsourcing activities of SS&C and he has overseen a dramatic growth in the breadth and depth of outsourced services in SS&C's arsenal. In 2000 Boulanger was promoted to Senior Vice President of Institutional, and was instrumental in overseeing SS&C's Sales and Service organizations. In 2001, Boulanger was promoted to Executive Vice President and COO. He has a Masters in Economics from Trinity College.

EARNINGS CONFERENCE CALL

SS&C's Q3 2004 earnings call will take place at 5:00 p.m. Eastern Time today, October 18, 2004. Interested parties may dial 706-643-7858 (US, Canada and International) and request the "SS&C Third Quarter Earnings Call", conference ID #1401048. A replay will be available after 8:00 pm on October 18, until midnight on November 18, 2004. To access, dial 706-645-9291 and enter the access code 1401048. A replay of the call will also be available after October 19, 2004 on our website at www.ssctech.com/about/earnings.asp.

This press release contains forward-looking statements relating to, among other things, the Company's expected revenues and earnings per share for the fourth quarter of 2004, and the Company's expectations regarding improved operational efficiency and increased market share, including through acquisitions. Such statements reflect management's best judgment based on factors currently known but are subject to
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risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, the Company's ability to finalize large client contracts, fluctuations in customer demand for the Company's products and services, intensity of competition, delays in product development, the Company's ability to control expenses, general economic and industry conditions, the Company's ability to integrate acquired businesses, the effect of the acquisitions on customer demand for the Company's products and services, terrorist activities, and those risks described in the Company's filings with the Securities and Exchange Commission, including without limitation, the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004. The Company cautions investors that it may not update any or all of the foregoing forward-looking statements.

                    SS&C TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (unaudited)

                                                  THREE MONTHS ENDED            NINE MONTHS ENDED
                                             SEPTEMBER 30,  SEPTEMBER 30,  SEPTEMBER 30,  SEPTEMBER 30,
                                                 2004           2003           2004           2003
                                               --------       --------       --------       --------
Revenues:
   Software licenses                           $  4,116       $  3,032       $ 12,444       $ 10,137
   Maintenance                                    9,521          7,964         26,742         23,297
   Professional services                          2,973          1,710          7,550          4,629
   Outsourcing                                    8,553          3,302         22,100          9,589
                                               --------       --------       --------       --------
     Total revenues                              25,163         16,008         68,836         47,652
                                               --------       --------       --------       --------

Cost of revenues:
   Software licenses                                600            431          1,630          1,373
   Maintenance                                    2,173          1,546          6,162          4,538
   Professional services                          1,769          1,005          4,842          3,276
   Outsourcing                                    4,613          1,932         11,701          5,960
                                               --------       --------       --------       --------
     Total cost of revenues                       9,155          4,914         24,335         15,147
                                               --------       --------       --------       --------

Gross profit                                     16,008         11,094         44,501         32,505
                                               --------       --------       --------       --------

Operating expenses:
   Selling and marketing                          2,844          2,178          7,791          6,319
   Research and development                       3,703          2,627         10,211          8,506
   General and administrative                     1,947          1,680          5,785          5,333
                                               --------       --------       --------       --------
     Total operating expenses                     8,494          6,485         23,787         20,158
                                               --------       --------       --------       --------

Operating income                                  7,514          4,609         20,714         12,347

Interest income                                     472            223            837            707
Other income (expense), net                          (5)           152            (21)           231
                                               --------       --------       --------       --------

Income before income taxes                        7,981          4,984         21,530         13,285
Provision for income taxes                        3,138          1,943          8,504          5,181
                                               --------       --------       --------       --------

Net income                                     $  4,843       $  3,041       $ 13,026       $  8,104
                                               ========       ========       ========       ========

Basic earnings per share                       $   0.21       $   0.16       $   0.63       $   0.43
                                               ========       ========       ========       ========

Basic weighted average number of common
shares outstanding                               23,019         18,494         20,525         18,638
                                               ========       ========       ========       ========

Diluted earnings per share                     $   0.20       $   0.15       $   0.60       $   0.41
                                               ========       ========       ========       ========

Diluted weighted average number of common
and common equivalent shares outstanding
                                                 24,176         19,814         21,873         19,800
                                               ========       ========       ========       ========

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                    SS&C TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                            (UNAUDITED)
                                                           SEPTEMBER 30,  DECEMBER 31,
                                                                2004          2003
                                                              --------      --------
ASSETS
Current assets:
        Cash and cash equivalents                             $ 21,916      $ 15,261
        Investments in marketable securities                    99,345        37,120
        Accounts receivable, net                                14,419         8,571
        Prepaid expenses and other current assets                1,622         1,434
        Deferred income taxes                                      298           620
                                                              --------      --------
             Total current assets                              137,600        63,006

Property and equipment, net                                      5,176         4,764

Deferred income taxes                                            5,769         6,417
Intangible and other assets, net                                29,108         8,398
                                                              --------      --------

             Total assets                                     $177,653      $ 82,585
                                                              ========      ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
        Accounts payable                                      $  1,030      $    916
        Income taxes payable                                        26            91
        Accrued employee compensation and benefits               4,820         3,484
        Other accrued expenses                                   3,162         2,039
        Deferred maintenance and other revenue                  18,009        14,467
                                                              --------      --------
             Total current liabilities                          27,047        20,997
                                                              --------      --------

        Total stockholders' equity before treasury stock       204,026       115,008
        Less:  cost of common stock in treasury                 53,420        53,420
                                                              --------      --------
             Total stockholders' equity                        150,606        61,588
                                                              --------      --------

             Total liabilities and stockholders' equity       $177,653      $ 82,585
                                                              ========      ========

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                    SS&C TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                (UNAUDITED)
                                                                             NINE MONTHS ENDED
                                                                      SEPTEMBER 30,    SEPTEMBER 30,
                                                                           2004             2003
                                                                        ---------        ---------
Cash flow from operating activities:
     Net income                                                         $  13,026        $   8,104
                                                                        ---------        ---------
Adjustments to reconcile net income to net cash provided
     by operating activities:
    Depreciation and amortization                                           3,322            2,726
    Net realized losses (gains) on equity investments                          26             (260)
    Loss (gain) on sale or disposal of property and equipment                  (7)              25
    Deferred income taxes                                                     970              375
    Income tax benefit related to exercise of stock options                 2,409            1,781
    Provision for doubtful accounts                                          (168)             566
    Changes in operating assets and liabilities excluding effects from acquisitions:
          Accounts receivable                                                 522            1,776
          Prepaid expenses and other assets                                   232              348
          Accounts payable                                                   (382)              61
          Accrued expenses                                                    813           (1,152)
          Taxes payable                                                       (58)            (429)
          Deferred maintenance and other revenues                          (1,271)           2,487
                                                                        ---------        ---------
               Total adjustments                                            6,408            8,304
                                                                        ---------        ---------
     Net cash provided by operating activities                             19,434           16,408
                                                                        ---------        ---------

Cash flow from investing activities:
     Additions to property and equipment                                     (588)            (672)
     Proceeds from sale of property and equipment                               7               --
     Cash paid for business acquisitions, net of cash acquired            (23,540)              --
     Purchases of marketable securities                                  (112,889)         (23,993)
     Sales of marketable securities                                        50,708           22,197
                                                                        ---------        ---------
     Net cash used in investing activities                                (86,302)          (2,468)
                                                                        ---------        ---------

Cash flow from financing activities:
     Issuance of common stock                                              74,627              133
     Exercise of options                                                    1,897            4,732
     Purchase of common stock for treasury                                     --          (14,211)
     Common stock dividends                                                (2,944)          (1,237)
                                                                        ---------        ---------
     Net cash provided by (used in) financing activities                   73,580          (10,583)
                                                                        ---------        ---------

Effect of exchange rate changes on cash                                       (57)             340
                                                                        ---------        ---------

Net increase in cash and cash equivalents                                   6,655            3,697
Cash and cash equivalents, beginning of period                             15,261           18,336
                                                                        ---------        ---------
Cash and cash equivalents, end of period                                $  21,916        $  22,033
                                                                        =========        =========